{FILED}
{IN THE OFFICE OF THE}
{SECRETARY OF STATE OF THE}
{STATE OF NEVADA}
{MAY 18, 1999}
{No. C2923-70}
{/s/Dean Heller}
{DEAN HELLER, SECRETARY OF STATE}


                           CERTIFICATE OF AMENDMENT
                                      to
                         CERTIFICATE OF INCORPORATION
                                      of
                           CHAMPION VENTURES, INC.
                            (A Nevada Corporation)


CHAMPION VENTURES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

A. The shareholders of this Corporation, by unanimous written consent in lieu of a meeting, duly adopted an amendment to Ankle FIRST of the Corporation's Certificate of Incorporation of the Corporation in order to change the name of the Corporation from CHAMPION VENTURES, INC. to INTERNET GOLF
ASSOCIATION, INC.:

"FIRST. The name of this corporation is INTERNET GOLF ASSOCIATION, INC."


B.  There we no other amendments to the Certificate of Incorporation.


C. The foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 1,500,000 shares of common stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval.

D. This amendment was duly adopted in accordance with the provisions of Section 78.390 of the General Corporation Law of Nevada.

IN WITNESS WHEREOF, CHAMPION VENTURES, INC. has caused this Certificate of Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.

DATED: May 12,1998                       CHAMPION VENTURES, INC.

By /s/ John D. Brasher Jr.
John D. Brasher Jr., President, Chief Exec. Officer

By /s/Elisabeth M. Crosse
Elisabeth M. Crosse, Asst. Secretary


(Notary Stamp or Seal printed)
(Champion Ventures, Inc.)
(Corporate Seal 1970, Nevada)

                                        ACKNOWLEDGMENTS



STATE OF COLORADO  )
                   )  ss.
COUNTY OF DENVER   )

I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared John D. Brasher Jr, the President and Chief Executive Officer of CHAMPION VENTURES, INC, who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand and seal on May 12, 1999.


/s/ Jennifer S. Myers
NOTARY PUBLIC

My Commission Expires:  October 22, 2001

(Jennifer S. Myers
(Notary Stamp or Seal
(State of Colorado

STATE OF COLORADO  )
                   )  ss.
COUNTY OF DENVER   )

I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared ELISABETH M. CROSSE, the Assistant Secretary of CHAMPION VENTURES, INC, who after being duly sworn declared that she executed the foregoing Certificate of Amendment as her free act and deed and that the statements therein set forth are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand and seal on May 12,1999.




/s/Jennifer S. Myers
NOTARY PUBLIC

My Commission Expires:  October 22, 2001


(Jennifer S. Myers)
(Notary Stamp or Seal printed)
(State of Colorado)